UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 5, 2005, Digimarc Corporation (the “Company”) received a letter from the Nasdaq Stock Market informing the Company that the Nasdaq Listing and Hearing Review Council (the “Nasdaq Council”) has withdrawn its call for review of the March 22, 2005 decision of the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) regarding the Company.  As previously disclosed, in the March 22, 2005 decision the Nasdaq Panel granted the Company’s request to extend the deadline to March 31, 2005 to file the Company’s Form 10-Q for the quarterly period ended September 30, 2004 and Form 10-K for the year ended December 31, 2004, including all required restatements of prior periods.

As a result of the withdrawal of the Nasdaq Council’s call for review of the March 22, 2005 Nasdaq Panel decision, there are no pending delisting proceedings with respect to the Company’s common stock.  The Company has filed all periodic reports required to be filed with the Securities and Exchange Commission and is in compliance with all requirements for continued listing on the Nasdaq National Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: July 11, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer